   As filed with the Securities and Exchange Commission on December 29, 2000
                                                   Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
AGL CAPITAL CORPORATION                                      AGL RESOURCES INC.
            (Exact name of registrants as specified in its charter)

            Nevada                  (State of Incorporation)                Georgia
                                (I.R.S. Employer Identification
          88-80472393                       Number)                       58-2210952

            817 West Peachtree Street, N.W., Atlanta, Georgia 30308
                                (404) 584-9470
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                Paul R. Shlanta                                   Don Weinstein
                   President                                Senior Vice President and
            AGL Capital Corporation                          Chief Financial Officer
        817 West Peachtree Street, N.W.                         AGL Resources Inc.
             Atlanta, Georgia 30308                      817 West Peachtree Street, N.W.
                 (404) 584-3430                               Atlanta, Georgia 30308
                                                                  (404) 584-3410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                   Copy to:
                            William L. Floyd, Esq.
                          Long Aldridge & Norman LLP
                       303 Peachtree Street, Suite 5300
                            Atlanta, Georgia 30308
                                (404) 527-4000

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

                                --------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                              --------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
           --------
     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                --------------
                        CALCULATION OF REGISTRATION FEE

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
                                                                           Proposed
                                                            Proposed       maximum
                                                            maximum       aggregate     Amount of
            Title of each class             Amount to be offering price offering priceRegistration
      of securities to be registered         Registered   per Unit (1)        (1)         Fee(2)
--------------------------------------------------------------------------------------------------
Debt Securities...........................  $300,000,000      100%       $300,000,000    $75,000
Guarantee of Debt Securities..............       --            (3)           (3)           (4)
TOTAL.....................................  $300,000,000      100%       $300,000,000    $75,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee.
(2) Calculated pursuant to Rules 457(n) and (o) of the rules and regulations under the Securities Act of 1933.
(3) No separate consideration will be received for the guarantees.
(4) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

                                --------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not sell these securities until registration statement filed with the         +
+Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED December 29, 2000

PROSPECTUS


                            AGL Capital Corporation

                                debt securities
                    Guaranteed Fully and Unconditionally by
                               AGL Resources Inc.

                                 ------------

The Issuer:

 . AGL Capital Corporation was incorporated in Nevada on September 15, 2000. It is a wholly owned subsidiary of AGL Resources Inc. and was established to finance acquisitions, refinance existing short-term debt and provide working capital to AGL Resources and its subsidiaries.

The Guarantor:

 . AGL Resources Inc., with its subsidiaries, is the second largest natural gas distribution company in the United States, with approximately 1.8 million customers. AGL Resources, through its investments and subsidiaries, also provides or has an interest in installing and leasing conduit and fiber optic cable; marketing natural gas and related services; engaging in the sale of propane and related products and services; engaging in the sale of integrated customer care solutions and billing services to energy marketers; and constructing, owning and operating a liquefied natural gas peaking facility.

The debt securities and the offering:

 . AGL Capital Corporation may from time to time issue and offer up to $300,000,000 of its debt securities.

 . The debt securities may be offered in one or more series, with the same or different maturities, in amounts, prices and on terms to be determined at the time of the sale. When AGL Capital Corporation offers debt securities, it will provide you with a prospectus supplement or a term sheet describing the terms of the specific issue of debt securities including the offering price of the securities.

 . AGL Capital Corporation may sell the debt securities to agents, underwriters or dealers, or may sell them directly to other purchasers.

 . You should read this prospectus and the prospectus supplement or the term sheet relating to the specific issue of debt securities carefully before you invest.

The Guarantees:

 . The payment of principal, premium, if any, and interest, if any, on the debt securities will be guaranteed fully and unconditionally by AGL Resources Inc. as Guarantor.


    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                                 ------------
                The date of this Prospectus is          , 200  .

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS......................................................   1

WHERE YOU CAN FIND MORE INFORMATION........................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2

RISK FACTORS...............................................................   3

FORWARD-LOOKING STATEMENTS.................................................   3

THE COMPANY................................................................   4

USE OF PROCEEDS............................................................   5

RATIO OF EARNINGS TO FIXED CHARGES.........................................   5

DESCRIPTION OF DEBT SECURITIES.............................................   5
  General..................................................................   5
  Payment of Notes; Transfers; Exchanges...................................   6
  Redemption...............................................................   7
  Events of Default........................................................   7
  Remedies.................................................................   8
  Modification, Waiver and Amendment.......................................   9
  Covenants; Consolidation, Merger and Sale of Assets......................  10
  Satisfaction and Discharge...............................................  11
  Governing Law............................................................  12
  Description of the Guarantees............................................  12
  Concerning the Trustee...................................................  12

PLAN OF DISTRIBUTION.......................................................  13

LEGAL MATTERS..............................................................  13

EXPERTS....................................................................  14

                             ABOUT THIS PROSPECTUS

      As used in this prospectus and any prospectus supplement or term sheet, except as this context otherwise requires, "Guarantor" means AGL Resources Inc., "Issuer" means AGL Capital Corporation, and references to "we," "us," "our" or similar references mean AGL Resources Inc., together with its subsidiaries, including AGL Capital Corporation. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," using a "shelf" registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000.

      This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your debt securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following order of priority:

    .  the prospectus supplement; and

    .  the prospectus.

      You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

      In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

     Public Reference
      Room              Northeast Regional Office Midwest Regional Office
     450 Fifth Street,
      N.W.              7 World Trade Center      550 West Madison Street
     Room 1024          Suite 1300                Suite 1400
     Washington, D.C.
      20549             New York, New York 10048  Chicago, Illinois 60661-2511

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

      This prospectus incorporates by reference the documents listed below that we (or our predecessors) have previously filed with the SEC. The documents contain important information about us and our financial condition.

    . Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 18, 2000;

    .  Current Report on Form 8-K filed on November 17, 2000 (event date:
       November 17, 2000);

    .  Current Report on Form 8-K filed on October 18, 2000 (event date:
       October 6, 2000), as amended by Form 8-K/A filed on December 20,
       2000; and

    . Proxy Statement filed December 18, 2000 relating to our 2001 Annual Meeting of Shareholders.

      We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                               AGL Resources Inc.
                                 P. O. Box 4569
                          Atlanta, Georgia 30302-4569
                           Telephone: (404) 584-9470

      We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                  RISK FACTORS

      Each time that we issue a new series of debt securities, risk factors, if appropriate, will be included in the prospectus supplement relating to that new series.

                           FORWARD-LOOKING STATEMENTS

      The Private Securities Litigation Reform Act of 1995 allows public companies to provide cautionary remarks about forward-looking statements that they make in documents that are filed with the SEC. Forward-looking statements in our Management's Discussion and Analysis include, but are not limited to, statements about the following:

    .  Deregulation;

    .  Business prospects;

    .  Concentration of credit risk;

    .  Environmental investigations and cleanups;

    .  Qualitative and quantitative disclosures about market risk;

    .  Virginia Natural Gas acquisition;

    .  Propane operations; and

    .  Changes required by the Public Utility Holding Company Act of 1935.

      Important factors that could cause our actual results to differ substantially from those in the forward-looking statements include, but are not limited to, the following:

    . Industrial, commercial, and residential growth in our service territories;

    .  Changes in price and demand for natural gas and related products;

    . Impact of changes in state and federal legislation and regulation on both the gas and electric industries;

    . Effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers;

    .  Concentration of credit risk in certificated marketers;

    .  Industry consolidation;

    .  Impact of acquisitions and divestitures;

    . Changes in accounting policies and practices issued periodically by accounting standard-setting bodies;

    . Interest rate fluctuations, financial market conditions, and economic conditions, generally;

    . Uncertainties about environmental issues and the related impact of such issues; and

    . Other factors including uncertainties about weather and the related impact of such factors.

                                  THE COMPANY

      AGL Resources is the holding company for:

    .  Atlanta Gas Light Company, a natural gas local distribution utility;

    . Virginia Natural Gas, Inc., a natural gas local distribution utility acquired on October 1, 2000;

    .  Chattanooga Gas Company, a natural gas local distribution utility;

    .  AGL Energy Services, Inc., a gas supply services company; and

    .  Several non-utility subsidiaries, including AGL Capital Corporation.

      Atlanta Gas Light Company conducts its primary business, the distribution of natural gas, in Georgia including Atlanta, Athens, Augusta, Brunswick, Macon, Rome, Savannah and Valdosta. Chattanooga Gas Company distributes natural gas in the Chattanooga and Cleveland areas of Tennessee. Virginia Natural Gas distributes natural gas in the Hampton Roads region of Virginia. The Georgia Public Service Commission regulates Atlanta Gas Light Company, the Tennessee Regulatory Authority regulates Chattanooga Gas Company and the Virginia State Corporation Commission regulates Virginia Natural Gas. AGL Energy Services is a nonregulated company that manages gas supply assets for regulated operations and secures gas supply services for unregulated operations and other unaffiliated retail gas marketers. Atlanta Gas Light Company, Chattanooga Gas Company and Virginia Natural Gas comprise substantially all of AGL Resources' assets, revenues and earnings.

      AGL Resources owns or has an interest in the following non-utility businesses:

    . SouthStar Energy Services LLC, a joint venture among a subsidiary of AGL Resources and subsidiaries of Dynegy Holdings, Inc. and Piedmont Natural Gas Company. SouthStar markets natural gas and related services to residential and small commercial customers in Georgia and to industrial customers in the Southeast. SouthStar began marketing natural gas to customers in Georgia during the first quarter of fiscal 1999 under the trade name Georgia Natural Gas Services;

    . AGL Investments, Inc., which manages certain non-utility businesses including:

      . AGL Propane Services, Inc., which has a 22.36% ownership interest in US Propane LLC. US Propane owns 34% of Heritage Propane Partners, which engages in the sale of propane and related products and services in 28 states;

      . Utilipro, Inc., in which AGL Resources has a 91.74% ownership interest, engages in the sale of integrated customer care solutions and billing services to energy marketers in the United States;

      . AGL Networks, LLC, which will install, and lease to third-party operators, conduit and fiber optic cable. AGL Networks was incorporated on August 15, 2000 for the purpose of partnering with other telecommunication companies to serve Atlanta's rapidly growing demand for high-speed network capacity.

    . AGL Peaking Services, Inc., which owns a 50% interest in Etowah LNG Company, LLC, a joint venture with Southern Natural Gas Company. Etowah was formed for the purpose of constructing, owning and operating a liquefied natural gas peaking facility; and

    . AGL Capital Corporation, which was established to finance the acquisition of Virginia Natural Gas, to refinance existing short-term debt and to provide working capital to AGL Resources and its subsidiaries through a commercial paper program and other debt facilities.

AGL Resources principal executive offices are located at 817 West Peachtree Street, N.W., Atlanta, Georgia 30308 (telephone: (404) 584-3430).

                                USE OF PROCEEDS

     Unless the prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the debt securities will be used to reduce outstanding short-term debt obligations, including debt incurred through our commercial paper program and for any other proper corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated:

                                                           Fiscal Year Ended
                                                              September 30
                                                        ------------------------
                                                        2000 1999 1998 1997 1996
                                                        ---- ---- ---- ---- ----
     Ratio of Earnings to Fixed Charges................ 2.87 3.00 3.07 3.24 3.37

                        DESCRIPTION OF DEBT SECURITIES

     The debt securities and the guarantees will be issued under an indenture
dated as of January   , 2001, as supplemented and modified, among AGL Capital
Corporation, AGL Resources Inc. and The Bank of New York, as trustee. The indenture provides for the issuance from time to time of debt securities in an unlimited dollar amount and an unlimited number of series. The debt securities will be guaranteed by the Guarantor under the guarantees described below.

     The following description of the terms of the debt securities and the guarantees summarizes the material terms that will apply to the debt securities and the guarantees. The description is not complete and we refer you to the indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. For your reference, in several cases below, we have noted the section in the indenture that the paragraph summarizes. The referenced section of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

     Prospective purchasers of debt securities should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement or term sheet relating to an issue of debt securities will describe these considerations, if they apply.

General

     The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that the debt securities may be issued from time to time in series. The debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness, unless otherwise provided in a prospectus supplement.

     The prospectus supplement and any related pricing supplement will describe certain terms of the offered debt securities, including:

    .  the title of the offered debt securities;

    . any limit on the aggregate principal amount of the offered debt securities;

    . the person or persons to whom interest on the offered debt securities shall be payable on any interest payment date if other than the person in whose name the offered debt security is registered on the regular record date;

    . the date or dates on which the principal of the offered debt securities is payable;

    . the rate or rates (or manner in which interest is to be determined) at which the offered debt securities will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered debt securities on any interest payment date;

    . the periods within which, the prices at which and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

    . our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or at the option of the holder and the price or prices at which and the terms and conditions upon which such offered debt securities will be redeemed or purchased;

    .  whether the offered debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for such global notes; and

    . any events of default (in addition to those specified in the indenture) or other terms and conditions with respect to the offered debt securities that are not inconsistent with the terms of the indenture.

      Unless otherwise provided in the prospectus supplement or a pricing supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.

      One or more series of debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

      The indenture provides that all debt securities of any one series need not be issued at the same time and that we may, from time to time, issue additional debt securities of a previously issued series. In addition, the indenture provides that we may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ.

Payment of Notes; Transfers; Exchanges

      Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the holder of such debt security as of the close of business on a date selected by the trustee not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest. (See Section 307.)

      Principal of, and premium and interest, if any, on the debt securities will be payable at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more paying agents and may remove any paying agent, all in our discretion. The applicable prospectus supplement will identify any paying agent appointed.

      The transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in our discretion. The applicable prospectus supplement will identify any additional security registrar or transfer agent appointed.

      No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will not be required:

    . to issue, register the transfer of or exchange debt securities during the period of 15 days prior to giving any notice of redemption or

    . to issue, register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption

      Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. In accordance with the terms of the indenture, debt securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series are to be redeemed, the particular debt securities will be selected by the security registrar by such method as the trustee deems fair and appropriate. (See Sections 403 and 404.)

      Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such debt securities and that if such money has not been so received, such notice will be of no force or effect and we will not be required to redeem such debt securities. (See Section 404.)

Events of Default

      The following are events of default under the indenture with respect to debt securities of any series:

    . failure to pay any interest on any debt security within 30 days after the same becomes due and payable;

    . failure to pay principal of or any premium on any debt security within three (3) business days of when due;

    . our failure to perform, or breach of, any other covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series), continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities to us and the trustee as provided in the indenture;

    . certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization; and

    . any other event of default provided with respect to the debt securities of that series. (See Section 801.)

      No event of default with respect to the debt securities of one series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

      If any event of default with respect to the outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any of such series. (See Section 802.)

      The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of the debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)

Remedies

      At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if

    (a) we have paid or deposited with the trustee a sum sufficient to pay:

      (1) all overdue interest on all debt securities of such series;

      (2) the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed hereof in such debt securities;

      (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities;

      (4) all amounts due to the trustee under the indenture;

and

    (b) any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 802.)

      The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided, further, that:

    . such direction will not be in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability in circumstances where reasonable indemnity could not be adequate and

    . the trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 812.)

The right of a holder of any debt security of such series to institute a proceeding with respect to the indenture is subject to certain conditions precedent, but each holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Sections 807 and 808.) The indenture provides that the trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the indenture securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any debt securities of such series, the trustee may withhold such notice if the trustee determines that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under "Events of Default," no such notice shall be given to such holders until at least 75 days after the occurrence thereof. (See Section 902.)

      The indenture requires us to annually furnish to the trustee a statement as to our performance of certain obligations and as to any default in such performance. The indenture also requires us to notify the trustee of any event of default within ten days after certain of our officers obtain actual knowledge thereof. (See Section 606.)

Modification, Waiver and Amendment

      Certain modifications and amendments of the indenture may be made by us and the trustee without the consent of the holders, including those which:

    . evidence the assumption by any of our successors of our obligations under the indenture or with respect to the debt securities;

    . add to our covenants or surrender any of our rights under the indenture;

    . add any events of default, in addition to those specified in the indenture, with respect to any series of outstanding debt securities;

    . change or eliminate any provision of the indenture or add any new provision to the indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under the indenture;

    .  provide collateral security for the debt securities;

    .  establish the form or terms of debt securities of any series;

    . evidence the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee;

    . provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

    . subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or

    . cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the indenture, provided such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

      Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended, is amended after the date of the indenture to require changes to the indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the indenture, the trustee and we may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.

      Modifications and amendments of the indenture may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding under the indenture and affected by such modification or amendment, considered as one class; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby:

    . change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, any debt security;

    . reduce the principal amount of, or premium or interest, if any, on, any debt security;

    . reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof;

    . change the currency in which any principal of, or premium or interest, if any, on, any debt security is payable;

    . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

    . reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

    .  reduce the requirements for quorum or voting; or

    . amend certain other provisions of the indenture relating to amendments and defaults.

      A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of any other debt securities. (See
Section 1202.)

Covenants; Consolidation, Merger and Sale of Assets

      We will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or with respect to property owned in common with others make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements thereof to be made, all as, in our judgment, may be necessary so that our business may be properly conducted; provided, however, that the foregoing will not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business and will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 605.)

      Subject to the provisions described in the next paragraph, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and rights (charter and statutory) and our franchises; provided, however, that we will not be required to preserve any such right or franchise if, in our judgment, preservation thereof is no longer desirable in the conduct of our business and the failure to preserve any such right or franchise will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 604.)

      We may, without the consent of the holders of any of the outstanding debt securities under the indenture, merge into, consolidate with, or sell, lease or convey all or substantially all of our assets to a successor company organized under the laws of the United States, any state thereof or the District of Columbia, provided, however, that such successor company assumes our obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and that we will have delivered to the trustee an opinion of counsel and an officer's certificate as provided in the indenture. (See Section 1101.)

Satisfaction and Discharge

      We may terminate certain of our obligations under the indenture with respect to debt securities of any series on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee cash or eligible obligations (as defined below) (or a combination thereof) sufficient to pay the principal of and premium and interest, if any, due and to become due on the debt securities of such series on or prior to their maturity or redemption date in accordance with the terms of the indenture and such debt securities. (See Section 701.)

      The indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations) will be discharged and cancelled upon the satisfaction of certain conditions, including:

    . the payment in full of the principal of (and premium, if any) and interest on all of the debt securities of such series or the deposit with the trustee of an amount in cash or eligible obligations (or a combination thereof) sufficient for such payment or redemption, in accordance with the indenture;

    .  the payment by us of all other sums required under the indenture; and

    . the delivery of a certificate by us to the trustee stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with. (See Section 702.)

      Eligible Obligations include:

    . with respect to debt securities denominated in United States dollars, government obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and

    . with respect to debt securities denominated in a currency other than United States dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such debt securities, as contemplated by the indenture.

      In order to terminate our obligations in respect of any series of debt securities, we must deliver to the trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.

Governing Law

      The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Description of the Guarantees

      AGL Resources has unconditionally guaranteed to each holder of debt securities and to the trustee and its successors the due and punctual payment of the principal of and premium, if any, and interest, if any, on the debt securities. The guarantees apply whether the payment is due at the maturity date of the debt securities, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of the Issuer under the indenture.

      The guarantees will remain valid even if the indenture is found to be invalid. AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital Corporation's failure to do so.

      AGL Resources is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, AGL Resources depends on the earnings and cash flow of and dividends or distributions from its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Furthermore, a substantial portion of AGL Resources' consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to AGL Resources is subject to regulation.

      AGL Resources' holding company status also means that the right of AGL Resources to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that the claims of AGL Resources itself as a creditor of a subsidiary may be recognized. Since this is true for AGL Resources, it is also true for the creditors of AGL Resources, including the holders of the debt securities. The right of AGL Resources' creditors, including the holders of the debt securities, to participate in the distribution of the stock owned by AGL Resources in its regulated subsidiaries is also subject to regulation.

Concerning the Trustee

      The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

      The indenture provides that, in case an event of default shall occur and be continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its power.

                              PLAN OF DISTRIBUTION

      We may sell securities:

    . to the public through a group of underwriters managed or co-managed by one or more underwriters;

    .  through one or more agents; or

    .  directly to purchasers.

      The distribution of the securities may be effected from time to time in one or more transactions:

    .  at a fixed price or prices, which may be changed from time to time;

    .  at market prices prevailing at the time of sale;

    .  at prices related to those prevailing market prices; or

    .  at negotiated prices.

      Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

      The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

    .  the name or names of any agents or underwriters;

    .  the public offering or purchase price;

    .  any discounts and commissions to be allowed or paid to dealers; and

    .  any exchanges on which the securities will be listed.

      Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered. We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

      Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

      The debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the Nasdaq National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

                                 LEGAL MATTERS

      Certain legal matters related to the debt securities and guarantees will be passed upon for us by our counsel, Long Aldridge & Norman LLP, Atlanta, Georgia, and with regard to the laws of the State of Nevada, Marshall Hill Cassas & de Lipkau, Reno, Nevada, or other counsel identified in the prospectus supplement or term sheet.

                                    EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from AGL Resources Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

      The expenses of the offering (other than the underwriting the expenses of the offering (other than the underwriting discount) are estimated as follows:

     Registration Fee--Securities and Exchange Commission............. $ 75,000
     Printing Expenses................................................  100,000
     Fees of Trustee/Issuing and Paying Agent.........................   10,000
     Legal Fees and Expenses..........................................  125,000
     Accounting Fees and Expenses.....................................   75,000
     Blue Sky Expenses (including fees and expenses of counsel).......    7,500
     Miscellaneous....................................................   10,000
                                                                       --------
         TOTAL........................................................ $402,500

ITEM 15. Indemnification of Directors and Officers.

      A. AGL Resources Inc.

      Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for (i) a breach of duty involving appropriation of a business opportunity of ours; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which an improper personal benefit is derived; or (iv) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of AGL Resources' Charter are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and Article VII provides that the liability of AGL Resources' directors shall be limited to the fullest extent permitted by amendments to Georgia law.

      Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of any directors for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which he may become involved by reason of being a member of the board of directors. Section 14-2-851 also provides such indemnity for directors who, at the company's request, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the company's best interest and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses, including attorneys' fees, incurred with respect to a proceeding. However, if the director is adjudged liable to us in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

      Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the company, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors, (ii) by a majority of the members of a committee of two or more disinterested directors, (iii) by special legal counsel or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

      Section 14-2-857 of the Georgia Code provides that an officer who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, AGL Resources may, as provided by its Charter, Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

      The provisions of Section 2.15.1 and 7.1 of AGL Resources' Bylaws are similar in all substantive respects to the foregoing provisions of the Georgia Code outlined above. In addition, as authorized by Section 14-2-857 of the Georgia Code, AGL Resources' board of directors has authorized AGL Resources to enter into indemnification agreements with each of its officers who is not a director to provide each such officer indemnification rights equal to those permitted for its directors pursuant to the provisions of the Georgia Code outlined above.

      AGL Resources' officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act," including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. AGL Resources pays the cost of such insurance as permitted by its Bylaws and the laws of the State of Georgia.

      B. AGL Capital Corporation

      Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

      Section 78.7502 of the Nevada Code also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 78.7502 of the Nevada Code further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Code provides that indemnification provided for by Section 78.7502 of the Nevada Code shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph. The provisions of Article Eleven of AGL Capital Corporation's Bylaws are similar in all substantive respects to those contained in Sections 78.7502 of the Nevada Code outlined above. Article Eleven provides that indemnification shall be to the fullest extent legally permissible under the Nevada Code.

      Section 78.751 of the Nevada Code allows the articles of incorporation, the bylaws or an agreement made by a corporation to provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law. Article Eleven of the AGL Capital Corporation's Bylaws provides that expenses must be paid by the corporation pursuant to Section 78.751 of the Nevada Code.

      Section 78.751 of the Nevada Code requires that, any discretionary indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suite or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      Section 78.752 of the Nevada Code empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Article Eleven of the AGL Capital Corporation's Bylaws are substantially similar in all substantive respects to those contained in Section 78.752 of the Nevada Code outlined above.

     Article Eight of AGL Capital Corporation's Articles of Incorporation provides that the corporation shall indemnify any and all persons whom it has the power to indemnify to the fullest extent permitted by the Nevada Code. Furthermore, this indemnity shall not be exclusive of other rights and shall continue as to an indemnified person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and legal representatives of such person.

     Article Nine of AGL Capital Corporation's Articles of Incorporation provides that the personal liability of the directors shall be eliminated to the fullest extent permitted by any amendments or supplements to the Nevada Code.

ITEM 16. Exhibits.

     Reference is made to the Exhibit Index filed as part of this registration statement.

ITEM 17. Undertakings.

     (a) The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, AGL Resources Inc., one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 29, 2000.

                                          Agl Resources Inc.

                                                /s/ Donald P. Weinstein
                                          By: _________________________________
                                                    Donald P. Weinstein
                                                 Senior Vice President and
                                                  Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 29, 2000.

               Signature                                   Title
               ---------                                   -----
         /s/ Paula G. Rosput            President and Chief Executive Officer
 ______________________________________  (Principal Executive Officer) and Director
            Paula G. Rosput

       /s/ Donald P. Weinstein          Senior Vice President and
 ______________________________________  Chief Financial Officer
          Donald P. Weinstein            (Principal Financial and
                                         Accounting Officer)

                   *                    Chairman
 ______________________________________
           D. Raymond Riddle

                   *                    Director
 ______________________________________
           Frank Barron, Jr.

                   *                    Director
 ______________________________________
          Otis A. Brumby, Jr.

                   *                    Director
 ______________________________________
         Robert S. Jepson, Jr.

                   *                    Director
 ______________________________________
           Wyck A. Knox, Jr.

                   *                    Director
 ______________________________________
             Dennis M. Love

                   *                    Director
 ______________________________________
            Betty L. Siegel

               Signature                                   Title
               ---------                                   -----
                   *                    Director
 ______________________________________
         Ben J. Tarbutton, Jr.

                   *                    Director
 ______________________________________
          Felker W. Ward, Jr.

         /s/ Paul R. Shlanta
*By: ____________________________
           Paul R. Shlanta
          Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, AGL Capital Corporation, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 29, 2000.

                                          Agl Capital Corporation

                                                  /s/ Paul R. Shlanta
                                          By: _________________________________
                                                      Paul R. Shlanta
                                                         President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 29, 2000.

               Signature                                   Title
               ---------                                   -----
         /s/ Paul R. Shlanta            President and Director (Principal Executive
 ______________________________________  Officer)
            Paul R. Shlanta

        /s/ Thomas L. Gleason           Vice President (Principal Financial and
 ______________________________________  Accounting Officer)
           Thomas L. Gleason

           /s/ Gwen Martini             Director
 ______________________________________
              Gwen Martini

                   *                    Director
 ______________________________________
            Robert W. Grier

     /s/ Paul R. Shlanta
*By: ____________________________
Name: Paul R. Shlanta
Title: Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
  4.1     -- Form of proposed Senior Note
  4.2     -- Form of Indenture among AGL Capital Corporation, AGL Resources
             Inc. and The Bank of New York, as Trustee
  4.3     -- Form of Guarantee between AGL Capital Corporation and AGL
             Resources Inc., as Guarantor
  5.1     -- Opinion of Long Aldridge & Norman LLP
  5.2     -- Opinion of Marshall Hill Cassas & de Lipkau
  12      -- Computation of Ratios of Earnings to Fixed Charges
  23.1    -- Consent of Deloitte & Touche LLP
  23.2    -- Consent of Long Aldridge & Norman LLP (included in Exhibit 5.1)
  23.3    -- Consent of Marshall Hill Cassas & de Lipkau (included in Exhibit
             5.2)
  24.1    -- Power of Attorney for directors of AGL Resources Inc.
  24.2    -- Power of Attorney for directors of AGL Capital Corporation
  25      -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939 of The Bank of New York, as Trustee